Exhibit 99.1

RumbleOn, Inc. Announces Proposed Public Offering of its Class B Common Stock

DALLAS--(BUSINESS WIRE)-- RumbleOn, Inc. (Nasdaq: RMBL) (the “Company” or “RumbleOn”), an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles, today announced that it is proposing to offer and sell, subject to market conditions, shares of its Class B Common Stock in an underwritten public offering. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares of Class B Common Stock offered in the public offering to cover over-allotments, if any. All of the Class B Common Stock is being offered by the Company.

The final terms of the offering will depend on market and other conditions at the time of pricing, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

B. Riley Securities and Baird are acting as joint book-runners for the proposed offering. D.A. Davidson & Co. and Wedbush Securities are acting as co-managers for the proposed offering.

A shelf registration statement relating to the shares of Class B Common Stock being offered was filed with the U.S. Securities and Exchange Commission (the “SEC”) on Form S-3 (File No. 333-257198) and was declared effective by the SEC on June 28, 2021. Any offer will be made only by means of a prospectus supplement and accompanying base prospectus forming a part of the effective registration statement. Copies of the preliminary prospectus supplement and accompanying prospectus relating to the offering may also be obtained from B. Riley Securities, Inc., Attention: Prospectus Department, 1300 North 17th Street, Suite 1300, Arlington, Virginia 22209, or by telephone at 703-312-9580 or by email at prospectuses@brileyfin.com, Robert W. Baird & Co. Incorporated, Attention: Syndicate Department, 777 East Wisconsin Avenue, Milwaukee, WI 53202, by telephone at 800-792-2473, or by email at syndicate@rwbaird.com or on the SEC’s website at http://www.sec.gov. A final prospectus supplement describing the terms of the offering will be filed with the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted.

About RumbleOn, Inc.

Founded in 2017, RumbleOn (NASDAQ: RMBL) is an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience, without leaving home. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction free experience. For more information, please visit http://www.rumbleon.com.

Cautionary Note on Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the proposed offering. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading “Forward-Looking and Cautionary Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations:

The Blueshirt Group:

Hilary Sumnicht

Investors@rumbleon.com

Source: RumbleOn, Inc